BY-LAWS

                                    OF

                         H. F. AHMANSON & COMPANY


                                 ARTICLE I
                                  OFFICES

          SECTION 1.01 Registered Office. The registered office of H. F. Ahmanson & Company (hereinafter called the Corporation) in the State of Delaware shall be at 229 South State Street, City of Dover, County of Kent, and the name of the registered agent at that address shall be The Prentice-Hall Corporation System, Inc.

          SECTION 1.02 Principal Office. The principal office for the transaction of the business of the Corporation shall be at 4900 Rivergrade Road, Irwindale, California. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another.

          SECTION 1.03 Other Office. The Corporation may also have an office at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business or the Corporation may require.


                                ARTICLE II
                         MEETINGS OF STOCKHOLDERS

          SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held on such date, and at such time or place, as the board shall determine by resolution.

          SECTION 2.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these By-Laws, include the power to call such meetings. Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.

          SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

          SECTION 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

          SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.


          SECTION 2.06  Voting.

          (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

               (i) on the date fixed pursuant to Section 6.05 of these By-Laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

               (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all elections of directors, except as otherwise provided in the Certificate of Incorporation, in these By-Laws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon, a quorum being present and all matters other than the election of directors shall be decided by the vote of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          SECTION 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

          SECTION 2.08 Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

          SECTION 2.09  Stockholder Proposals at Meetings of the
Stockholders.

          (a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a stockholders' special meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board. To be properly brought before a stockholders' annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board;
(ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including the provisions of Section
2.02 of these By-Laws, for business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting, a stockholder s notice must be received at the principal executive office of the Corporation not less than sixty (60) days nor more than one hundred twenty (120) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the New York Stock Exchange, press release or otherwise) of the date of the annual meeting is made less than sixty-five (65) days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth
(10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a stockholder s notice must be received at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the New York Stock Exchange, press release or otherwise) of the date of the special meeting is made.

          (b) A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual or special meeting, (i) a reasonably detailed description of any proposal to be made at such meeting; (ii) the name and address, as they appear on the Corporation's stock register, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) such other information relating to the stockholder or the proposal as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual or special stockholders meeting except in accordance with the procedures set forth in this
Section 2.09; provided, however, that nothing in this Section 2.09 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual or special meeting in accordance with said procedures. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.09, and if he should so determine, any such business not properly brought before the meeting shall not be transacted.


                                ARTICLE III
                            BOARD OF DIRECTORS

          SECTION 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

          SECTION 3.02 Number and Term of Office. The authorized number of directors shall be such number as shall be determined from time to time by a resolution adopted by a majority of the Board or by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3.03 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting.

          SECTION 3.04 Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.05 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy or newly created directorship in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, shall be filled only by vote of the majority of the remaining directors, although less than a quorum and may not be filled by any other persons. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

          SECTION 3.06 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

          SECTION 3.07  First Meeting.  The Board shall meet as
soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

          SECTION 3.08 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

          SECTION 3.09 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board of Directors or the President and shall be called by the President or Secretary on the written request of two directors. Notice of all special meetings of the Board shall be given to each director:

          (a) by first-class mail, postage prepaid, deposited in the United States mail in the city where the principal executive office of the Corporation is located at least five (5) days before the date of such meeting; or

          (b) by telegram, charges prepaid, such notice to be transmitted by the telegraph company in the city of the principal executive office of the Corporation at least forty-eight (48) hours before the time of holding such meeting; or

          (c) by personal delivery, or orally in person or by telephone, at least twenty-four (24) hours prior to the time of holding such meeting.

          Notice given in accordance with paragraph (a) above shall conclusively be deemed to be given to a director if addressed to the director at any address the person giving the notice has reason to believe will result in actual notice to the director prior to the time of the meeting. Notice given in accordance with paragraph
(b) or (c) above shall conclusively be deemed to be given to a director if delivered in writing or communicated orally either to the director or to a person whom the person giving the notice has reason to believe will deliver or communicate it to the director prior to the time of the meeting. Notice given in accordance with paragraph (a), (b) or (c) above shall conclusively be deemed to be given to a director if mailed or delivered to the last address provided by the director to the Secretary of the Corporation for such purpose. The notice need not specify the purpose of the meeting, nor need it specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

          Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

          SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these By-Laws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board. Except as otherwise provided in the Certificate of Incorporation or these By-Laws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

          SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

          SECTION 3.12 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

          SECTION 3.13 Executive Committee. There may be an Executive Committee of three or more directors appointed by the Board, who may meet at stated times, or on notice to all by any of their own number, during the intervals between the meetings of the Board; they shall advise and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties and exercise such powers as may be directed or delegated by the Board from time to time. To the full extent permitted by law, the Board may delegate to such committee authority to exercise all the powers of the Board while the Board is not in session. Vacancies in the membership of the committee shall be filled by the Board at a regular meeting or at a special meeting for that purpose. The Executive Committee shall keep written minutes of its meeting and report the same to the Board when required. The provisions of Sections 3.08, 3.09,
3.10 and 3.11 of these By-Laws shall apply, mutatis mutandis, to any Executive Committee of the Board.

          SECTION 3.14 Other Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution. Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meetings and report the same to the Board when required. The provisions of Sections 3.08, 3.09, 3.10 and 3.11 of these By-Laws shall apply, mutatis mutandis, to any such committee of the Board.

          SECTION 3.15  Notice of Director Nominations.

          (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders (i) by or at the direction of the Board by any nominating committee or person appointed by the Board or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.15. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including the provisions of Section 2.02 of these By-Laws, such stockholder nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation of the stockholder s intention to make such nomination. To be timely with respect to an annual meeting, such a stockholder s notice must be received at the principal executive office of the Corporation not less than sixty
(60) days nor more than one hundred and twenty (120) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or the New York Stock Exchange, press release or otherwise) of the date of the annual meeting is made less than sixty-five (65) days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a stockholder s notice must be received at the principal executive office of the Corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the New York Stock Exchange, press release or otherwise) of the date of the special meeting is made.
(b) Such stockholder s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (iv) such other information relating to the person as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such person whether or not such proxies are in fact solicited for the election of such person; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation s stock register, of the stockholder;
(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; and
(iii) such other information relating to the stockholder or the nomination as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Such notice must also include a signed consent of each such nominee to serve as a director of the Corporation, if elected or re-elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility for election as a director of the Corporation. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock of the Corporation. In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided, however, that in the case of persons not nominated by the Board, such a substitution may only be made if notice as provided above in this Section 3.15 is received at the principal executive office of the Corporation not later than the earlier of (i) thirty (30) days prior to the date of the annual meeting or (ii) ten (10) days after the stockholder proposing the original nominee first learned that such original nominee has become unable or unwilling to stand for election. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, the defective nomination shall be disregarded.


                                ARTICLE IV
                                 OFFICERS

          SECTION 4.01 Number. The officers of the Corporation shall include a President and a Secretary. The Board shall designate from among its officers a Chief Executive Officer and may designate a Chief Operating Officer and make such other designations as it deems appropriate. A person may hold more than one office providing the duties thereof can be consistently performed by the same person.

          SECTION 4.02 Other Officers. The Board may appoint such other officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Chief Executive Officer or the Board.

          SECTION 4.03  Election.  Each of the officers of the
Corporation shall be chosen by the Board and shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

          SECTION 4.04 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board.

          SECTION 4.05 Removal; Vacancies. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

          SECTION 4.06 The President. The President shall have such powers and duties as may from time to time be assigned to him by the Chief Executive Officer or the Board or as may be prescribed by these By-Laws or applicable law. The President shall be an ex-officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees.

          SECTION 4.07 The Chief Executive Officer. The Chief Executive Officer shall be the managing officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general supervision, control and management of the business and affairs of the Corporation, and general charge and supervision of all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; and in general shall exercise all powers and perform all duties incident to the managing officer of the Corporation and such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these By-Laws or applicable law. He may execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts and other instruments, except where required by law or these By-Laws to be otherwise executed and delivered or where such execution and delivery shall be expressly delegated by him or the Board to some other officer or agent of the Corporation.

          SECTION 4.08 The Chief Operating Officer. The Chief Operating Officer shall have such powers and duties as may from time to time be assigned to him by the Chief Executive Officer or the Board. In the absence of the Chief Executive Officer, the Chief Operating Officer shall have all the powers and shall perform all the duties of the Chief Executive Officer.

          SECTION 4.09 The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing and special committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer, under whose supervision he shall act. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

          The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or his refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.


                                 ARTICLE V
              CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

          SECTION 5.01 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation shall be signed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person or persons shall give such bond, if any, as the Board may require.

          SECTION 5.02 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

          SECTION 5.03 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.


                                ARTICLE VI
                         SHARES AND THEIR TRANSFER

          SECTION 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman, Vice Chairman or President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

          SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.
Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

          SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

          SECTION 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

          SECTION 6.05 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten
(10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                ARTICLE VII
                              INDEMNIFICATION

          SECTION 7.01 Right of Indemnification. The Corporation shall indemnify and hold harmless each person who is or was a director or officer of the Corporation, and each person who is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify and hold harmless employees or agents of the Corporation or of such other enterprises in the same manner and to the same extent. The obligations set forth in this Section 7.01 shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to the benefits of this Section 7.01 and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of Delaware, as from time to time in effect. This Section 7.01 shall be applicable whether or not the matters to which the obligation to indemnify or hold harmless relates arose in whole or part prior to the adoption of this Article, and shall not be construed to limit the powers of the Board of Directors to provide any other indemnification or other rights or benefits which it may deem appropriate.

          SECTION 7.02 Other Rights and Remedies. The benefits provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 7.03 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or hold him harmless against such liability under the provisions of this Article.

          SECTION 7.04 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          SECTION 7.05 Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans, and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes a duty on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.


                               ARTICLE VIII
                               MISCELLANEOUS

          SECTION 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

          SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by these By-Laws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

          SECTION 8.03  Fiscal Year.  The fiscal year of the
Corporation shall begin the first day of January in each year.


          SECTION 8.04 Amendments. Subject to the provisions of the Certificate of Incorporation, these By-Laws and applicable law, these By-Laws or any of them may be amended or repealed and new By-Laws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, repeal or adoption is given in the notice of special meeting. Subject to the provisions of the Certificate of Incorporation, any By-Laws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

          SECTION 8.05 Voting Stock. Unless otherwise ordered by the Board, the Chairman of the Board shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers which are incident to the ownership of such stock and which as the owner thereof the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.